UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2023

SJW Group

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 West Taylor Street San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 279-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SJW	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 2, 2023 (the “Closing Date”), SJW Group (the “Company”), San Jose Water Company, a wholly-owned subsidiary of the Company (“SJWC”), SJWTX, Inc., a wholly-owned subsidiary of the Company (“SJWTX”), and Connecticut Water Service, Inc., an indirect wholly-owned subsidiary of the Company (“CTWS”, and together with the Company, SJWC and SJWTX, the “Borrowers”), entered into a First Amendment to Credit Agreement (the “First Amendment”) to the Credit Agreement (the “Existing Credit Agreement”), dated August 2, 2022, among the Borrowers, and JPMorgan Chase Bank, N.A., as Administrative Agent and a syndicate of banks.

The First Amendment provides for, among other matters, an extension of the Maturity Date (as defined in the Existing Credit Agreement) from August 2, 2027 to August 2, 2028.

The description above is only a summary of the material provisions of the First Amendment and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Credit Agreement, dated August 2, 2023, between SJW Group, San Jose Water Company, SJWTX, Inc., Connecticut Water Service, Inc., JPMorgan Chase Bank, N.A., as administrative agent and a lender, and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SJW Group

Date: August 2, 2023	By:	/s/ Andrew F. Walters
Andrew F. Walters
Chief Financial Officer